UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

Micromet, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50440	52-2243564
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2110 Rutherford Road, , Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-494-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Terms of Christian Itin's Employment

On May 5, 2006, in connection with the closing of the Merger (as defined in Item 2.01 of this report), the compensation committee of the board of directors of Micromet, Inc. (formerly known as CancerVax Corporation) (the "Company") approved a letter agreement with Christian Itin, Ph.D., whereby the Company agreed to employ Dr. Itin as the Company's new president and chief executive officer, effective as of the completion of the Merger, on substantially the same terms and conditions of Dr. Itin's then existing employment agreement with Micromet AG, pending the finalization of a new employment agreement with Dr. Itin.

Under the terms of the letter agreement (which will remain in place until the completion of a final employment agreement with Dr. Itin), Dr. Itin will receive an annual base salary of €260,000 and he will be eligible to receive an annual performance bonus of up to €60,000. His employment may be terminated with twelve months’ prior notice, or for good cause at any time. In the event of disability, Dr. Itin would be paid his salary for six months. Dr. Itin is subject to a non-compete obligation for a period of twelve months following the termination of his employment. During the period of the non-compete obligation, Dr. Itin will be paid the statutorily required amounts, but in no event less than 50% of his salary immediately preceding his termination. The letter agreement with Dr. Itin is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Non-Employee Director Compensation

As described in the Registration Statement (as defined in Item 2.01 of this report), upon the closing of the Merger, the Company adopted a revised compensation policy for its non-employee directors. Upon the closing of the Merger, each non-employee director became entitled to receive an annual fee of $16,000 for service as a director. In addition, each non-employee director will receive $1,500 for each regularly scheduled board meeting and $1,000 for each regularly scheduled committee meeting. The Company will reimburse its directors for their reasonable expenses incurred in attending meetings of the board of directors. The Company’s directors may participate in the Company’s stock incentive plans and employee-directors may participate in the Company’s employee stock purchase plan. Upon consummation of the Merger, each of the non-employee directors other than David Hale, the Company’s chairman, was granted an option to purchase 35,000 shares of common stock at an exercise price per share equal to the fair market value of the Company’s common stock on such date, which was $6.63 per share (after giving effect to the Reverse Stock Split (as defined in Item 2.01 of this report)). Such options will vest over a three-year period. Any non-employee director who is subsequently elected to the board of directors will be granted an option to purchase 35,000 shares of common stock on the date of his or her initial election to the board of directors. Such options will vest over a three-year period. In addition, each non-employee director other than the Company’s chairman will be granted an option to purchase 15,000 shares of common stock on the date of each annual meeting of stockholders (beginning with the 2007 annual meeting) at an exercise price per share equal to the fair market value of the common stock on such date. Such options will vest over a one-year period. The chairman of the audit committee will receive an additional annual option to purchase 7,500 shares of common stock, the chairman of the compensation committee will receive an additional annual option to purchase 5,000 shares of common stock, and the chairman of the nominating/corporate governance committee will receive an additional annual option to purchase 2,500 shares of common stock. Such options will vest over a one-year period.

As described in the Registration Statement, upon the closing of the merger, in addition to the regular directors fees, Mr. Hale, as chairman of the board of directors, received an annual fee of $85,000 for such service. As described in the Registration Statement, for fiscal year 2006, in lieu of cash, this compensation was paid to Mr. Hale at the time of closing of the Merger in restricted stock under the Company’s equity incentive plan (at a value of $6.63 per share), which resulted in the issuance to Mr. Hale of 8,547 shares (net of tax withholding). Upon completion of the Merger, Mr. Hale was granted an option to purchase 70,000 shares of common stock at an exercise price per share equal to the fair market value of common stock on such date, which was $6.63 per share (after giving effect to the Reverse Stock Split). Such option will vest over a three-year period. In addition, the Company’s chairman will be granted an option to purchase 30,000 shares of common stock on the date of each annual meeting of stockholders (beginning with the 2007 annual meeting) at an exercise price per share equal to the fair market value of common stock on such date. Such option will vest over a one-year period.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 5, 2006, the Company announced that it had closed its merger with Micromet AG, pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of January 6, 2006 and amended as of March 17, 2006, by and among CancerVax Corporation, Carlsbad Acquisition Corporation, a wholly-owned subsidiary of CancerVax Corporation, Micromet Holdings, Inc. (formerly known as Micromet, Inc.) and Micromet AG, a corporation organized under the laws of Germany. Also on May 5, 2006, in connection with the Merger, the Company effected a 1-for-3 reverse stock split of its common stock (the "Reverse Stock Split"). The Merger and a reverse stock split in the range of 1-for-2 to 1-for-4 were approved by the stockholders of the Company at CancerVax Corporation’s 2006 Annual Meeting of Stockholders held on May 3, 2006. A committee of the board of directors subsequently fixed the ratio of the Reverse Stock Split at 1-for-3. Upon the closing of the Merger, the Company changed its name from "CancerVax Corporation" to "Micromet, Inc."

Under the terms of the Merger Agreement, the Company issued to Micromet AG stockholders shares of common stock and the Company assumed all of the stock options, stock warrants and restricted stock of Micromet AG outstanding as of May 5, 2006, such that the former Micromet AG stockholders, option holders, warrant holders and note holders owned, as of the closing of the Merger, approximately 67.5% of the Company’s common stock on a fully-diluted basis and the stockholders, option holders and warrant holders of the Company prior to the Merger owned, as of the closing, approximately 32.5% of the Company’s common stock on a fully-diluted basis. Following the completion of the Merger and the Reverse Stock Split, the Company now has approximately 29.2 million shares of common stock outstanding.

In connection with the closing of the Merger, the parties agreed to waive two closing conditions of the Merger. The parties agreed to waive the requirement that the Company’s outstanding indebtedness to Silicon Valley Bank be repaid prior to the closing and Silicon Valley Bank agreed that such indebtedness did not have to be repaid at the closing. In addition, the parties agreed that the ninth director of the Company, who was originally expected to be designated by Micromet AG prior to the completion of the Merger, would instead be named following the completion of the Merger. As described in Item 5.01 of this report, the Company amended its bylaws effective as of the closing of the Merger to reduce the size of the board of directors to eight, thereby eliminating this vacancy.

The issuance of the shares of the Company’s common stock to the former stockholders of Micromet AG was registered with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Reg. No. 333-131817). Please see the information set forth in the section of the Registration Statement entitled "Interests of CancerVax’s Executive Officers and Directors in the Merger" and "Interests of Micromet’s Executive Officers and Directors in the Merger" for a description of the relationships, other than in respect of the Merger, between and among CancerVax Corporation, Micromet AG and their respective officers and directors.

The Merger Agreement and amendment no. 1 thereto are filed herewith as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. Press releases announcing approval of the Merger and the Reverse Stock Split by the Company’s stockholders, issued on May 3, 2006, and the closing of the Merger, issued on May 5, 2006, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2006, the Company issued a press release announcing CancerVax Corporation’s financial results for the quarter ended March 31, 2006. A copy of this press release is attached hereto as Exhibit 99.3.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, and Exhibit 99.3 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.01 Changes in Control of Registrant.

(a) Reference is made to Item 2.01 and 3.02 of this report. Immediately following the closing of the Merger on May 5, 2006, former Micromet AG stockholders held approximately 68% of the outstanding shares of the Company’s common stock in the aggregate, and the Company’s pre-Merger stockholders held approximately 32% of the Company’s outstanding common stock in the aggregate. With respect to the former stockholders of Micromet AG, entities affiliated with Advent Venture Partners, Omega Fund I, LP and 3i Group plc held approximately 12.1%, 11.2% and 10.1%, respectively, of the Company’s outstanding common stock immediately following the closing of the Merger.

In addition, as described in the Registration Statement, Dr. Itin, Micromet AG’s chief executive officer, was appointed the Company’s president and chief executive officer effective as of the closing of the Merger. Also on May 5, 2006, as described in the Registration Statement, Donald L. Morton, M.D., James Clayburn La Force, Jr., Ph.D., Gail S. Schoettler, Ph.D., Ivor Royston, M.D. and Robert E. Kiss, CFA resigned from the Company’s board of directors effective as of the closing of the Merger, and Dr. Itin, Jerry Benjamin, John Berriman and Otello Stampacchia, each of whom previously served as a director of Micromet AG, have been appointed to the Company’s board of directors effective as of the closing of the Merger. These resignations and appointments were made pursuant to the terms of the Merger Agreement, which provided Micromet AG with the authority to designate five individuals as directors and that Dr. Itin would assume the position of president and chief executive officer effective as of the closing of the Merger. Pursuant to the terms of the Merger Agreement and as described in the Registration Statement, Mr. Hale, who served as CancerVax Corporation’s president and chief executive officer from October 2000 until the closing of the Merger, resigned from this position but will continue as chairman of the Company’s board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Reference is made to Item 5.01 of this report. As described in the Registration Statement and pursuant to the terms of the Merger Agreement, Donald L. Morton, M.D., James Clayburn La Force, Jr., Ph.D., Gail S. Schoettler, Ph.D., Ivor Royston, M.D. and Robert E. Kiss, CFA resigned from the Company’s board of directors effective as of the closing of the Merger. Also, as described in the Registration Statement and pursuant to the terms of the Merger Agreement, Mr. Hale resigned from his position as the Company’s president and chief executive officer effective as of the closing of the Merger.

(c) Reference is made to Item 5.01 of this report. As described in the Registration Statement, Dr. Itin was appointed the Company’s president and chief executive officer effective as of the closing of the Merger. This appointment was made pursuant to the terms of the Merger Agreement which provided that Dr. Itin would assume this position effective as of the closing of the Merger. Reference is made to Item 1.01 of this report for a description of the current terms of Dr. Itin’s employment.

(d) Dr. Itin, Jerry Benjamin, John Berriman and Otello Stampacchia, Ph.D., each of whom previously served as a director of Micromet AG, have been appointed to the Company’s board of directors effective as of the closing of the Merger to fill four of the five vacancies created as a result of the director resignations described above. Additionally, as previously reported in the Company’s Form 10-Q for the quarter ended March 31, 2006, filed with the Securities and Exchange Commission on May 10, 2006, the Company’s board of directors amended the Company’s bylaws, effective as of the closing of the Merger, to reduce the size of the board of directors from nine members to eight, thereby eliminating the remaining vacancy on the board of directors. Mr. Benjamin was appointed to the board’s compensation committee and nominating/corporate governance committee. Mr. Berriman was appointed to the board’s compensation committee and audit committee. Mr. Stampacchia was appointed to the board’s compensation committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the Company’s Form 10-Q for the quarter ended March 31, 2006 (the "March 31, 2006 Form 10-Q") which was filed with the Securities and Exchange Commission on May 10, 2006, effective May 5, 2006 the Company amended its Amended and Restated Certificate of Incorporation and amended its Second Amended and Restated Bylaws. The information contained in Part II. Item 5 of the March 31, 2006 Form 10-Q is incorporated herein by reference.

Item 8.01 Other Events.

Effective May 8, 2006, in connection with the Company’s corporate name change from "CancerVax Corporation" to "Micromet, Inc.," the Company changed its trading symbol on The Nasdaq National Stock Market from "CNVX" to "MITI."

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(1) The audited historical consolidated financial statements of CancerVax Corporation, including CancerVax Corporation’s historical consolidated balance sheets as of December 31, 2004 and 2005, and historical consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2005, were previously filed by CancerVax Corporation in Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on March 31, 2006.

(2) The audited historical financial statements of Micromet AG, including Micromet AG’s historical balance sheet as of December 31, 2004 and 2005 and historical statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2005, were previously filed by CancerVax Corporation in Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on March 31, 2006.

(b) Pro forma financial information.

The required pro forma financial information as of December 31, 2005 and for the year ended December 31, 2005 was previously filed by CancerVax Corporation in Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on March 31, 2006.

(c) Exhibits

Exhibit No. / Description

2.1(1) Agreement and Plan of Merger and Reorganization, dated as of January 6, 2006, by and among CancerVax Corporation, Carlsbad Acquisition Corporation, Micromet Holdings, Inc. (formerly known as Micromet, Inc.) and Micromet AG.
2.2(2) Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of March 17, 2006, by and among CancerVax Corporation, Carlsbad Acquisition Corporation, Micromet Holdings, Inc. (formerly known as Micromet, Inc.) and Micromet AG.
3.1(3) Amended and Restated Certificate of Incorporation of the Company.
3.2(4) Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company.
3.3(2) Second Amended and Restated Bylaws.
3.4(4) First Amendment to Second Amended and Restated Bylaws.
10.1 Letter Agreement between the Company and Christian Itin dated May 5, 2006.
99.1 Press Release dated May 3, 2006.
99.2 Press Release dated May 5, 2006.
99.3 Press Release dated May 10, 2006.
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(1) Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 0-50440), filed with the Securities and Exchange Commission on January 9, 2006, and incorporated by reference herein.

(2) Previously filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 0-50440), filed with the Securities and Exchange Commission on March 20, 2006, and incorporated by reference herein.

(3) Previously filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2003 (File No. 0-50440), filed with the Securities and Exchange Commission on December 11, 2003, and incorporated by reference herein.

(4) Previously filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2006 (File No. 0-50440), filed with the Securities and Exchange Commission on May 10, 2006, and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Micromet, Inc

May 11, 2006	By:	/s/ William R. LaRue

Name: William R. LaRue
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement between the Company and Christian Itin dated May 5, 2006.
99.1	Press Release dated May 3, 2006.
99.2	Press Release dated May 5, 2006.
99.3	Press Release dated May 10, 2006.